Exhibit 99.3

Computershare Trust Company, N.A.
P.O. Box 43011
MR A SAMPLE	Providence Rhode Island 02940-3011
DESIGNATION (IF ANY)	Call Toll-Free: (TBD)
ADD 1	Non U.S. Stockholders: (TBD)
ADD 2	Or Email at: (TBD)
ADD 3
ADD 4
ADD 5
ADD 6

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES            12345678901234

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany book-entry shares and certificates, if any, of common stock of Hawaiian Telcom Holdco, Inc.

(“Hawaiian Telcom”), par value $0.01 per share (the “Hawaiian Telcom common stock”)

This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of July 9, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among Hawaiian Telcom, Cincinnati Bell Inc., an Ohio corporation (“Cincinnati Bell”), and Twin Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Cincinnati Bell (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into Hawaiian Telcom, with Hawaiian Telcom surviving the merger as a direct wholly owned subsidiary of Cincinnati Bell (the “Merger”). For a full discussion of the Merger, the Merger Consideration (as defined below) and the effect of this election, see the proxy statement/prospectus, dated as of [    ], 2017, filed by Cincinnati Bell with the Securities and Exchange Commission. This Election Form may be used to make an election only with respect to certain shares of common stock of Hawaiian Telcom you hold, as listed below. You may receive additional Election Forms with respect to shares of Hawaiian Telcom common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). To be effective, this Election Form, together with a completed Internal Revenue Service (“IRS”) Form W-9 (enclosed herein) or the appropriate IRS Form W-8, as applicable, must be received by Computershare Trust Company, N.A. (the “Exchange Agent”) no later than 5:00 p.m., New York time, on a date to be determined by Hawaiian Telcom and Cincinnati Bell that is as near as practicable to two business days prior to the anticipated closing date of the Merger (the “Election Deadline”). If the anticipated closing date of the Merger is delayed to a subsequent closing date, the Election Deadline will not be delayed. Hawaiian Telcom and Cincinnati Bell will cooperate to publicly announce by press release the Election Deadline at least five business days prior to the Election Deadline. With respect to certificated shares, the Exchange Agent must also receive, together with this Election Form, the certificate(s) representing all shares of Hawaiian Telcom common stock for which you are making an election to which this Election Form relates or a Notice of Guaranteed Delivery. An election with respect to shares of Hawaiian Telcom common stock held beneficially, including through The Depositary Trust Company (“DTC”), must be submitted by your broker, bank, trustee or other nominee. If you are the beneficial owner of your shares of Hawaiian Telcom common stock, please contact your broker, bank, trustee or other nominee for instructions on how to make an election for the form of consideration you wish to receive in connection with the Merger. IMPORTANT: As used in this Election Form, the term “Hawaiian Telcom common stock” also includes shares of Hawaiian Telcom common stock subject to Hawaiian Telcom restricted stock units that will be canceled and converted, in accordance with the terms and conditions of the Merger Agreement, into the right to receive the Merger Consideration (as defined below) and a cash payment in connection with the Merger.

Your Hawaiian Telcom Stock Certificates:

Locate and return the certificates listed below.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

CURRENCY OF PAYMENT: US DOLLARS

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Complete the box(es) below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, the aggregate number of common shares of Cincinnati Bell, par value $0.01 per share (the “Cincinnati Bell common shares”) to be issued and cash to be paid by Cincinnati Bell in the Merger will be the same as if all stockholders received the Mixed Consideration (as defined below) in respect of all of their shares of Hawaiian Telcom common stock. Therefore, there is no assurance that you will receive your election choices. The allocation of the Merger Consideration (as defined below) will be made in accordance with the proration procedures set forth in the Merger Agreement. As described below, subject to the proration provisions in the Merger Agreement, you may elect to receive the Share Consideration, Mixed Consideration and/or Cash Consideration (each, as defined below) with respect to your shares of Hawaiian Telcom common stock. IMPORTANT: As used in this Election Form, the term “Hawaiian Telcom common stock” also includes shares of Hawaiian Telcom common stock subject to Hawaiian Telcom restricted stock units that will be canceled and converted, in accordance with the terms and conditions of the Merger Agreement, into the right to receive the Merger Consideration (as defined below) and a cash payment in connection with the Merger.

ELECTION CHOICES

I hereby elect to receive the following as consideration in the Merger (the “Merger Consideration”) for my shares of Hawaiian Telcom common stock, subject to proration and adjustment, as calculated in accordance with the Merger Agreement.

ALL SHARE ELECTION (to receive only Share Consideration)

☐	Mark this box to elect to receive Cincinnati Bell common shares with respect to ALL of your Hawaiian Telcom common stock (such share consideration is fixed at 1.6305 Cincinnati Bell common shares (plus cash in lieu of any fractional shares), for EACH share of Hawaiian Telcom common stock (the “Share Consideration”)).

MIXED ELECTION (to receive only Mixed Consideration)

☐	Mark this box to elect to receive a combination of cash and Cincinnati Bell common shares with respect to ALL of your Hawaiian Telcom common stock (such mixed consideration is fixed at $18.45 per share in cash, without interest, plus 0.6522 Cincinnati Bell common shares (plus cash in lieu of any fractional shares) for EACH share of Hawaiian Telcom common stock (the “Mixed Consideration”)). Hawaiian Telcom stockholders who elect to receive the Mixed Consideration for their shares of Hawaiian Telcom common stock will not be subject to proration for such shares.

ALL CASH ELECTION (to receive only Cash Consideration)

☐	Mark this box to elect to receive cash with respect to ALL of your Hawaiian Telcom common stock (such cash consideration is fixed at $30.75 per share, without interest, for EACH share of Hawaiian Telcom common stock (the “Cash Consideration”)).

COMBINATION ELECTION (Share Consideration for some of your shares of Hawaiian Telcom common stock, Mixed Consideration for some of your shares of Hawaiian Telcom common stock and/or Cash Consideration for some of your shares of Hawaiian Telcom common stock)

☐	Mark this box to elect to receive Share Consideration with respect to a portion of your Hawaiian Telcom common stock, Mixed Consideration with respect to a portion of your Hawaiian Telcom common stock and/or Cash Consideration with respect to a portion of your Hawaiian Telcom common stock. Please fill in the blanks to designate the number of whole shares of Hawaiian Telcom common stock that you want converted into the right to receive the Share Consideration, Mixed Consideration and/or Cash Consideration, as applicable. The total number of shares must add up to the number of shares represented by this Election Form.

Share Consideration	Mixed Consideration	Cash Consideration

NO ELECTION

You will be deemed to have made “NO ELECTION” if:

A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

B.	A properly completed and signed Election Form together with your stock certificate(s), if you hold certificated shares, or a properly completed and signed Notice of Guaranteed Delivery, is not received by the Exchange Agent on or before the Election Deadline; or

C.	You properly and timely revoke a prior election without making a new election before the Election Deadline.

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You will also be deemed to have made “No Election” with respect to any of your shares of Hawaiian Telcom common stock represented by certificates not received by the Exchange Agent by the Election Deadline or pursuant to the procedures set forth in the Notice of Guaranteed Delivery. If you make no election with respect to any shares of Hawaiian Telcom common stock and do not properly demand appraisal in accordance with the General Corporation Law of the State of Delaware, you will receive the Mixed Consideration in respect of such shares.

IMPORTANT: If you receive the Share Consideration or the Mixed Consideration as Merger Consideration, the value of your Merger Consideration when received will depend on the price of Cincinnati Bell common shares at a time after the time you make your election. In particular, if you receive Cincinnati Bell common shares as Merger Consideration, the value of the Share Consideration or Mixed Consideration will depend on the price per share of Cincinnati Bell common shares at the time you receive the Cincinnati Bell common shares. Therefore, the value of any Share Consideration or Mixed Consideration received as the Merger Consideration, when received, may be different than its estimated value at the time you make your election.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Hawaiian Telcom common stock and that when accepted for exchange by Cincinnati Bell, Cincinnati Bell will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of Hawaiian Telcom common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of Cincinnati Bell common shares or cash, as set forth under “Election Choices” and as set forth in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.2, B.4 and B.7.

Signature of owner	Signature of co-owner, if any

Area Code/Phone Number

Taxpayer Identification or Social Security Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction B.7. Required only if Special Payment and Delivery Form is completed.

Authorized Signature

Name of Firm

Address of Firm – Please Print

In addition to signing above, sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. holder, a copy of which can be obtained at www.irs.gov). See Instruction B.6.

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SPECIAL PAYMENT AND DELIVERY FORM

The Merger Consideration will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Instructions B.1, B.2 and B.7)	Special Delivery Instructions (See Instructions B.4 and B.7)

To be completed ONLY if the Merger Consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.	To be completed ONLY if the Merger Consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):	Name(s):
(Please Print)	(Please Print)
Address:	Address:

Telephone Number:	Telephone Number:

(Taxpayer identification or Social Security No.) (Also: Complete IRS Form W-9 Included Herein or the appropriate IRS Form W-8, which can be obtained online at www.irs.gov)	(Taxpayer identification or Social Security No.) (Also: Complete IRS Form W-9 Included Herein or the appropriate IRS Form W-8, which can be obtained online at www.irs.gov)

INSTRUCTIONS

(Please read carefully the instructions below. Terms used but not defined shall have the meanings ascribed to them in the Election Form to which these Instructions relate)

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed and signed Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare (the “Exchange Agent”), no later than 5:00 p.m., New York time, on a date to be determined by Hawaiian Telcom and Cincinnati Bell that is as near as practicable to two business days prior to the anticipated closing date of the Merger (the “Election Deadline”). If the anticipated closing date of the Merger is delayed to a subsequent closing date, the Election Deadline will not be delayed. Holders of shares of common stock of Hawaiian Telcom Holdco, Inc., par value $0.01 per share (“Hawaiian Telcom common stock”), who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their shares of Hawaiian Telcom common stock to which the Election Form relates. Holders of shares of Hawaiian Telcom common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of Hawaiian Telcom common stock who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered a Non-Electing Stockholder (as defined in Instruction A.7 below).

2. Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of shares you hold either in certificated form or in electronic, book-entry form.

3. Election Choices. On page 2 of the Election Form, under “Election Choices”, indicate whether you would like to receive in exchange for your shares of Hawaiian Telcom common stock, (a) only shares of Cincinnati Bell Inc. common shares, par value $0.01 per share (“Cincinnati Bell common shares”), for all your shares of Hawaiian Telcom common stock, (b) only cash for all your shares of Hawaiian Telcom common stock, (c) a mix of Cincinnati Bell common shares and cash for all your shares of Hawaiian Telcom common stock or (d) a combination of choices (a), (b) and (c) for your shares of Hawaiian Telcom common stock, whereby the total number of shares must add up to the number of shares represented by the Election Form (the “Merger Consideration”). Mark only one box. The Merger Agreement limits the amount of cash that can be paid and the amount of Cincinnati Bell common shares that can be issued by Cincinnati Bell in the Merger. Therefore, there is no assurance that you will receive your election choices. The allocation of the Merger Consideration will be made in accordance with the proration procedures set forth in the Merger Agreement.

4. Change or Revocation of Election. A holder of shares of Hawaiian Telcom common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Once you make an election with respect to any of your shares of Hawaiian Telcom common stock, you will not be able to transfer such shares unless you revoke your election prior to the Election Deadline.

5. Joint Forms of Election. Holders of Hawaiian Telcom common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a joint Election Form, each record holder of shares of Hawaiian Telcom common stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6. Forms of Election Nominees. Any record holder of Hawaiian Telcom common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of Hawaiian Telcom common stock owned by such record holder. However, upon the request of Cincinnati Bell, any such record holder will be required to certify to the satisfaction of Cincinnati Bell that such record holder holds such shares of Hawaiian Telcom common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of Hawaiian Telcom for purposes of allocation of Cincinnati Bell common shares to be issued and cash payments to be made upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of Hawaiian Telcom common stock who (a) fail to submit a properly completed and signed Election Form together with any certificate(s) representing their shares of Hawaiian Telcom common stock, if they hold certificated shares, or a properly completed and signed Notice of Guaranteed Delivery, on or before the Election Deadline, or (b) validly revoke their previously submitted Election Form and fail to submit a new properly completed Election Form together with any certificate(s) representing their shares of Hawaiian Telcom common stock (each of the foregoing, a “Non-Electing Stockholder”), shall have their shares of Hawaiian Telcom common stock converted into the right to receive, for each share of Hawaiian Telcom common stock owned by such Non-Electing Stockholder, $18.45 per share in cash, without interest, plus 0.6522 Cincinnati Bell common shares (plus cash in lieu of any fractional shares) (the “Mixed Consideration”). In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Stockholder with respect to those shares for which an election is not made.

8. Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions Suite V 250 Royall Street Canton, MA 02021

Do not send your election materials to Cincinnati Bell or Hawaiian Telcom, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

B. General.

1. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the shares of Hawaiian Telcom common stock described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.7 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or the Financial Industry Regulatory Authority, Inc., or is a commercial bank or trust company in the United States.

2. Special Payment and Issuance Instructions. If checks are to be payable or shares of Cincinnati Bell common shares are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.7 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.7 below). Please also complete the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Cincinnati Bell common shares in any name(s) other than the name(s) in which the shares of Hawaiian Telcom common stock is (are) registered that the person(s) requesting the issuance of such check or shares of Cincinnati Bell common shares either pay to the Exchange Agent any transfer taxes or other taxes required by reason of such issuance or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Cincinnati Bell common shares are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the box entitled “Special Delivery Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

5. Lost Certificate. With respect to certificated shares, the Exchange Agent must receive, together with the Election Form, the certificate(s) representing all shares of Hawaiian Telcom common stock for which you are making an election. If your certificate(s) representing shares of Hawaiian Telcom common stock has (have) been lost, stolen or destroyed, contact American Stock Transfer & Trust Company, LLC, the transfer agent, at (800) 937-5449 to replace such certificates prior to submitting the Election Form.

6. Important Federal Tax Information. Under current federal income tax law, a holder of Hawaiian Telcom common stock who submits such shares may be subject to backup withholding tax on the gross proceeds of any payment received hereunder at the applicable statutory rate (currently 28%). Backup withholding tax is not an additional tax. A holder of Hawaiian Telcom common stock subject to the backup withholding tax rules will be allowed as a credit of the amount withheld against such holder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the Internal Revenue Service in a timely manner.

To prevent backup withholding tax with respect to payments made to a U.S. Holder (as defined in the proxy statement/prospectus, dated as of [                ], 2017, filed by Cincinnati Bell with the Securities and Exchange Commission) pursuant to the Merger Agreement, the U.S. Holder is required to (a) timely notify the Exchange Agent of the U.S. Holder’s taxpayer identification number (“TIN”), which generally would be the U.S. Holder’s social security or federal employment identification number, by completing an Internal Revenue Service Form W-9, certificating that the TIN provided on that form is correct, and that (i) the U.S. Holder is exempt from backup withholding, (ii) the U.S. Holder has not been notified by the Internal Revenue Service that the U.S. Holder is subject to backup withholding as result of a failure to report all interest or dividends, or (iii) after being so notified, the Internal Revenue Service has notified the U.S. Holder that the U.S. Holder is no longer subject to backup withholding, or (b) otherwise establish an exemption from backup withholding. If the Exchange Agent is not timely provided with the correct TIN, such U.S. Holder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such U.S. Holder pursuant to the Merger Agreement may be subject to backup withholding.

Certain stockholders (including, among others, certain corporations and certain foreign persons) are exempt from backup withholding. A stockholder that is not a United States person (as defined for United States federal income tax purposes) should submit to the Exchange Agent the appropriate Internal Revenue Service Form W-8 to establish an exemption from backup withholding (a copy of which can be obtained at www.irs.gov) signed under penalty of perjury, attesting to that stockholder’s exempt status.

7. Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

8. Book-entry Shares. Your shares of Hawaiian Telcom common stock that have been issued through Hawaiian Telcom’s direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete the Election Form should you wish to participate in the election.

9. Shares Beneficially Owned Through a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares of Hawaiian Telcom common stock, please contact your broker, bank, trustee or other nominee for instructions on how to make an election as to the form of consideration you wish to receive in connection with the Merger Agreement.

10. Termination of Merger Agreement. In the event of termination of the Merger Agreement, all previous elections will be deemed revoked and the Exchange Agent will promptly return any certificates or book-entry shares of Hawaiian Telcom common stock that were previously surrendered with an Election Form.

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK OF HAWAIIAN TELCOM HOLDCO, INC.

You have received an Election Form and Letter of Transmittal (an “Election Form”) pursuant to which you may make an election with respect to the type of merger consideration you would like to receive in connection with the merger of Hawaiian Telcom Holdco, Inc. (“Hawaiian Telcom”) with and into Twin Acquisition Corp. (“Merger Sub”), a direct wholly owned subsidiary of Cincinnati Bell Inc. (“Cincinnati Bell”), pursuant to that certain Agreement and Plan of Merger, dated as of July 9, 2017 (as it may be amended from time to time, the “Merger Agreement”), by and among Cincinnati Bell, Merger Sub and Hawaiian Telcom.

This form, or one substantially similar hereto, must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

1.	The certificate(s) for the shares of common stock of Hawaiian Telcom, par value $0.01 per share (the “Hawaiian Telcom common stock”), are not immediately available;

2.	Time will not permit the Election Form and other required documents, if any, to be delivered to the Exchange Agent on or before 5:00 p.m. New York time, on a date to be determined by Hawaiian Telcom and Cincinnati Bell that is as near as practicable to two business days prior to the anticipated closing date of the Merger (as defined in the Election Form) (the “Election Deadline”). If the anticipated closing date of the Merger is delayed to a subsequent closing date, the Election Deadline will not be delayed; or

3.	The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

This form and the Election Form must be received by the Exchange Agent on or before the Election Deadline.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by U.S. mail:	If delivering by courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporation Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

If you have any questions regarding these materials, you should contact Georgeson LLC, the Information Agent, at (800) 457-0759.

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Merger Agreement, the proxy statement/prospectus, dated as of [                ], 2017, related thereto, filed by Cincinnati Bell with the Securities and Exchange Commission, and the related Election Form (including the instructions thereto), receipt of which are hereby acknowledged, the number of shares of Hawaiian Telcom common stock set forth below (the “Shares”).

The undersigned hereby acknowledges that if the Shares are not delivered to the Exchange Agent by 5:00 p.m. New York time on the third New York Stock Exchange, Inc. trading day after the Election Deadline, the election with respect to those Shares, as set forth on the undersigned’s Election Form, will not be valid and the Shares will be deemed to be no election shares.

Number of Shares Surrendered:

Certificate Number(s) (if available):

☐ Check Box if Shares Will Be Delivered by Book-Entry Transfer

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated:

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates or book-entry shares representing the shares of Hawaiian Telcom common stock surrendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees and (ii) any other required document, by 5:00 p.m. New York time on the third New York Stock Exchange, Inc. trading day after the Election Deadline.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: